UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2016
____________________

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)
____________________

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Suite 300, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2016 and effective as of such date, the Board of Directors (the “Board”) of Global Eagle Entertainment Inc. (the “Company” or “we”) amended and restated the Company’s by-laws (as amended and restated, the “By-laws”) as follows:

•	Article II, Section 2.1 now provides that the Board may postpone, reschedule or cancel any annual or special meeting of stockholders previously scheduled by the Board. The By-laws previously provided that the Board may only postpone an annual meeting of stockholders and may only cancel a special meeting of stockholders.

•	Article II, Section 2.5(d) now provides that directors shall be elected by a majority of votes cast in uncontested director elections and by a plurality of the votes cast in contested director elections. The By-laws previously provided for a plurality-voting standard in all director elections.

•	Article II, Section 2.7(a)(ii) now provides for the following additional requirements to be included in a stockholder’s notice to propose business (other than director nominations) at an annual stockholder meeting: (a) a representation regarding whether the stockholder will deliver a proxy statement to a minimum number of the Company’s stockholders required to approve the proposal or otherwise solicit votes from stockholders in support of such proposal; (b) a certification regarding compliance with all applicable federal, state and other legal requirements in connection with the acquisition of securities of the Company; (c) all information required to be disclosed in a proxy statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder; and (d) a description of any agreements, arrangements or understandings relating to the Company’s securities to which the proposal proponent is a party.

•	Article II, Section 3.2(d) now provides for the following additional requirements to be included in a stockholder’s notice with respect to the nomination of directors: (a) a representation that the stockholder is a holder of record at the time of the giving of the notice and will be entitled to vote at the applicable stockholder meeting; (b) a representation regarding whether the stockholder will deliver a proxy statement to a minimum number of the Company’s stockholders required to approve the proposal or otherwise solicit votes from stockholders in support of such proposal; (c) a certification regarding compliance with all applicable federal, state and other legal requirements in connection with the acquisition of securities of the Company; and (d) a description of any agreements, arrangements or understandings relating to the Company’s securities to which the proposal proponent is a party. In addition, the stockholder notice must be accompanied by a representation from each proposed director nominee that, if elected, he or she intends to serve as a director for the term for which he or she is elected.

•	A new Article VI, Section 6.5 provides that authorized officers and agents of the Company may (on behalf of the Company) attend and vote at any meeting of, and exercise all rights and powers incident to ownership in, any entity in which the Company owns an interest. The By-laws did not previously contain such a provision.

In addition to the amendments described above, the Board also made immaterial, technical or conforming amendments to the By-laws.

We have filed herewith as Exhibit 3.1 a copy of the By-laws, which Exhibit we incorporate herein by reference, and the foregoing description of the By-laws is qualified in its entirety by reference thereto.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 20, 2016 and effective as of such date, the Board amended and restated the Company’s Code of Ethics (as amended and restated, the “Code”) to clarify procedures for reporting, oversight and investigation of alleged violations thereof and to provide that the Nominating and Corporate Governance Committee is responsible for oversight and administration of the Code in accordance with its committee charter. We have filed the Code as Exhibit 14.1 hereto, and it is available on our website at http://investors.geemedia.com/corporate-governance.cfm. The information included on our website, or any of the websites of entities that we are affiliated with, is not incorporated by reference in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

We incorporate by reference herein the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Eagle Entertainment Inc.

By:	/s/ Tom Severson
Name: Tom Severson
Title: Chief Financial Officer

Dated: September 23, 2016

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-laws of Global Eagle Entertainment Inc.
14.1	Global Eagle Entertainment Inc. Code of Ethics.

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